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                                                                    Exhibit 23.4


               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 12, 2001, on the financial statements of Eos Biotechnology, Inc., included in the Proxy Statement and related Prospectus of Pharmacopeia, Inc. that is made a part of Amendment No. 2 to the Registration Statement (Form S-4) of Pharmacopeia, Inc. for the registration of shares of its common stock.


                                            /s/ Ernst & Young LLP

Palo Alto, California
November 26, 2001